HOTCHKIS AND WILEY VARIABLE TRUST
Transactions Subject to Rule 10f-3
Period July 1, 1999 through December 31, 1999


EQUITY INCOME VIP PORTFOLIO

Name of Issuer:                     United Parcel Service
Type of Security:                   Common stock
Trade Date:                                 11/10/1999
Maturity Date:                              not applicable
Interest Rate:                              not applicable
Total Shares Purchased:             100
Total Purchase:                     5,000
Aggregate shares of offering:               109,400,000
Aggregate value of offering:                $5,470,000,000
Securities acquired from:           Morgan Stanley Dean Witter
Underwriting Syndicate's Members:   Morgan Stanley Dean Witter
                                                             Goldman Sachs & Co.
                                                             Merrill Lynch & Co.


INTERNATIONAL VIP PORTFOLIO

Name of Issuer:                     Portugal Telecom
                                    ----------------
Type of Security:                   Common stock
Trade Date:                                 7/12/1999
Maturity Date:                              not applicable
Interest Rate:                              not applicable
Total Shares Purchased:             16,000
Total Purchase:                     600,000 Euro
Aggregate shares of offering:               22,868,446
Aggregate value of offering:                857,566,725 Euro
Securities acquired from:           Warburg Dillon Read
Underwriting Syndicate's Members:   Merrill Lynch International
                                                         Warburg Dillon Read LLC
                                                                BES Investimento

Name of Issuer:                     Clarica Life Insurance
                                    ----------------------
Type of Security:                   Common stock
Trade Date:                                 7/14/1999
Maturity Date:                              not applicable
Interest Rate:                              not applicable
Total Shares Purchased:             23,670
Total Purchase:                     485,235 CAD
Aggregate shares of offering:               42,189,684
Aggregate value of offering:                864,888,522 CAD
Securities acquired from:           Goldman Sachs & Co.
Underwriting Syndicate's Members:   Goldman Sachs & Co.
                                                              Nesbitt Burns Inc.
                                                             Merrill Lynch & Co.
                                                           Newcrest Capital Inc.
                                                    RBC Dominion Securities Inc.
                                                              Scotia McLeod Inc.

Name of Issuer:                     Manulife
                                    --------
Type of Security:                   Common stock
Trade Date:                                 9/24/1999
Maturity Date:                              not applicable
Interest Rate:                              not applicable
Total Shares Purchased:             193,790
Total Purchase:                     3,488,220 CAD
Aggregate shares of offering:               138,335,616
Aggregate value of offering:                2,490,041,088 CAD
Securities acquired from:           CS First Boston
Underwriting Syndicate's Members:   Credit Suisse First Boston
                                                             Merrill Lynch & Co.
                                                          Scotia Capital Markets

LOW DURATION VIP PORTFOLIO


Name of Issuer:                     Safeway Inc.
                                    ------------
Type of Security:                   Corporate Notes
Trade Date:                                 9/8/1999
Maturity Date:                              9/15/2002
Interest Rate:                              7.00%
Total Shares Purchased:             $50,000
Total Purchase:                     $49,814
Aggregate shares of offering:               $600,000,000
Aggregate value of offering:                $597,762,000
Securities acquired from:           Morgan Stanley Dean Witter
Underwriting Syndicate's Members:   Morgan Stanley Dean Witter
                                            Merrill Lynch & Co.
                                            Banc of America Securities LLC
                                            Chase Securities
                                            Credit Suisse First Boston
                                            Deutsche Banc Alex Brown
                                            Goldman Sachs & Co
                                            Lehman Brothers
                                            Salomon Smith Barney
                                            Utendahl Capital Partners LP